Exhibit 10.1
SIXTH AMENDMENT TO EMPLOYMENT AGREEMENT
          SIXTH AMENDMENT dated as of February 18, 2009 (this “Amendment”) to EMPLOYMENT AGREEMENT dated as of August 16, 2004, as amended (the “Agreement”) by and between TRW Automotive Inc. (the “Company”) and Neil E. Marchuk (“Executive”).
          WHEREAS, in order to adjust Executive’s bonus eligibility, Executive and Company desire to amend the Agreement as set forth below.
          In consideration of the premises and mutual covenants herein, the parties agree as follows:
          1. Defined Terms. Capitalized terms used herein but not defined shall have the meanings assigned to them in the Agreement.
          2. Amendment to Section 4 of the Agreement. The first sentence of Section 4 of the Agreement shall be amended to read in its entirety as follows:
“Each fiscal year during the Employment Term beginning with the 2009 fiscal year, Executive shall be eligible to earn an annual bonus award (an “Annual Bonus”), the target of which will be ninety percent (90%) of Executive’s Base Salary (the “Target Annual Bonus”) based upon the achievement of objectives established by the Compensation Committee of the Board of Directors of TRW Automotive Holdings Corp. annually for defined measures of EBITDAP and cash flow.”
          3. No Other Amendments; Effectiveness. Except as set forth in this Amendment, the Agreement is ratified and confirmed in all respects. This Amendment shall be effective as of the date hereof.
          4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.
          5. Counterparts. This Amendment may be signed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same agreement.
     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

TRW Automotive Inc.
By:	/s/ John C. Plant		/s/ Neil E. Marchuk
	Name:	John C. Plant	Neil E. Marchuk
	Title:	President and Chief Executive Officer